BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

7/15/2022 9:48:50 AM

Work Order Number: W2022071401528
Reference Number: 20222462189
Through Date: 7/15/2022 9:48:50 AM
Corporate Name: GTX CORP

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20222462186	Restated Articles	4

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202207152827573
You may verify this certificate
online at **http://www.nvsos.gov**

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E0263262006-7 Filing Number 20222462186 Filed On 7/14/2022 1:56:00 PM Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: GTX Corp Entity or Nevada Business Identification Number (NVID): NV20061624683
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	[X] Certificate to Accompany Restated Articles or Amended and Restated Articles [X] Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: July 14, 2022 The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. [ ] Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) [ ] incorporators [ ] board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	[ ] Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	[ ] Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: [ ] The entity name has been amended. [ ] Dissolution [ ] The purpose of the entity has been amended. [ ] Merger [ ] The authorized shares have been amended. [ ] Conversion [ ] Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X Patrick Bertagna Digitally signed by Patrick Bertagna Date: 2022.07.14 11:34:01 -07'00' — Patrick Bertagna, CEO Signature of Officer or Authorized Signer — Title X ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

RESTATED ARTICLES
OF
GTX CORP

Article I. Name of Corporation

The name of this corporation is "GTX Corp".

Article II. Registered Agent for Service of Process

The registered agent of this corporation is CT Corporation System, located at 701 S. Carson St., Ste. 200, Carson City, NV, 89701.

Article III. Shares

(a) Authorized Capital Stock. This corporation is authorized to issue a total of 2,081,000,000 shares, divided into the following classes of stock:

(i) 2,071,000,000 shares designated as "Common Stock" with a $0.0001 par value per share; and

(ii) 10,000,000 shares designated as "Preferred Stock" with a $0.001 par value per share.

(b) Common Stock. Except as otherwise required by law, these Articles of Incorporation, or as otherwise provided by a resolutions of the Board of Directors of this corporation, all shares of Common Stock shall be identical and each share of Common Stock shall have one (1) vote.

(c) Preferred Stock. The Board of Directors of this corporation is authorized to (A) determine the number of series into which shares of Preferred Stock may be divided, (B) to determine the designations, powers, preferences, voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, (C) to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, (D) to fix the number of shares of that series, and (E) to increase or decrease, within the limits stated in any resolutions of the Board of Directors originally fixing the number of the shares constituting any series (but not below the number of such shares then outstanding), the number the shares of any such series subsequent to the issuance of shares of that series.

The Board of Directors has designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock. The Series A Preferred Stock shall, collectively, at all times have super-majority voting power equal to

two-thirds ($2/3^{rds}$) of the votes available to be cast on any matter subject to a shareholder vote. Series A Preferred Stock shall be entitled to vote on all matters subject to shareholder vote.

Article IV. Board of Directors

Intentionally omitted pursuant to NRS 78.403(3)(b)

Article V. Purpose

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

Article VI. Incorporator

Intentionally omitted pursuant to NRS 78.403(3)(a)

Article VII. Signature

The undersigned officer has been authorized to sign these Restated Articles by resolution of the board of directors adopted on July 14, 2022, and these Restated Articles correctly set forth the text of the Articles of Incorporation as amended as of such date.

By: Patrick Bertagna

Name: Patrick Bertagna, Chief Executive Officer